November 20, 1995




PITTSTON MINERAL VENTURES ANNOUNCES EXPLORATION SUCCESS

     Stamford, CT - November 20, 1995 - Pittston Mineral Ventures Company, ("PMV") a wholly owned subsidiary of Pittston Minerals Group (NYSE-PZM), announced that a joint venture of its Australian affiliate, Mining Project Investors Pty Ltd ("MPI"), has discovered a high-grade deposit of nickel sulphide in Western Australia. The deposit (named "Silver Swan"), owned 50% by MPI and 50% by Outokumpu Metals and Resources Oy, has been estimated at 440,000 metric tons grading 14% nickel with minor copper, cobalt and arsenic values. The high-grade zone is open at depth. In addition, the MPI/Outokumpu joint venture holds an extensive land position where exploration is continuing in search of additional high-grade zones, as well as to further define a disseminated nickel zone adjacent to the high-grade zone.

     A feasibility study on the Silver Swan shoot is expected to be completed in the first half of 1996. Mining is planned to commence in mid-1997 dependent on the results. Preliminary studies are promising and suggest a production rate of some 10,000 metric tons per annum of nickel in concentrate to be produced. Initial estimated capital requirements are in the order of U.S.$35 million, while production costs are presently estimated in terms of cost per pound of nickel to be among the world's most competitive. Further details of the discovery are contained in the attached announcement from MPI.

     PMV owns a 34% equity interest in MPI (31% fully diluted) and, consequently, has approximately a one-sixth net equity interest in the deposit. MPI's share of capital costs are expected to be funded from internal MPI sources.

     Commenting on today's announcement, PMV's President, Karl Kindig, said that "the discovery of this nickel deposit is another milestone in Pittston Minerals' diversification strategy. Coupled with the success of our Stawell Gold Mine, which has increased its proven/probable recoverable reserves and inferred recoverable resource from 236,000 ounces and 282,000 ounces, respectively, in December of 1992 to 462,000 ounces and 312,000 ounces as of June 30 1995. The Silver Swan nickel discovery provides further momentum to our strategy of becoming a diversified minerals company with an increasing proportion of growth coming outside the coal business."
Attachment

                    ****************************

Pittston Minerals Group Common Stock (NYSE-PZM) and Pittston
Services Group Common Stock (NYSE-PZS) represent the two classes of common stock of The Pittston Company, a diversified firm with interests in coal and gold mining through Pittston Minerals
Group, security services through Brink's, Incorporated and Brink's Home Security, Inc. and global freight transportation and logistics management services through Burlington Air Express Inc.

ATTACHMENT

                                    November 20, 1995

NEW HIGH GRADE MASSIVE NICKEL SULPHIDE MINERALIZATION
NEAR BLACK SWAN - WESTERN AUSTRALIA

Mining Project Investors Pty Ltd ("MPI") and Outokumpu Metals &
Resources Oy ("OMR"), through a 50:50 Joint Venture have discovered a high grade massive nickel sulphide shoot on Mining
Lease 27/200 near Black Swan, 45km north-east of Kalgoorlie in
Western Australia.

The massive sulphide shoot has been named Silver Swan. It is a steeply plunging body that commences 200 metres below ground level and has so far been outlined to a vertical depth of 500 metres. To date 35 diamond drill intersections have been made within the shoot on a grid of approximately 20 metres horizontal by 50 metres vertical. The grade is remarkably uniform varying between 12% and 16% nickel. The best drill hole achieved to date intersected 24.5 metres and assayed 15.9% nickel.

A massive sulphide Indicated Mineral Resource has been estimated at approximately 440,000 tonnes at 14% nickel with minor copper, cobalt and arsenic values.

Drilling is continuing to explore the depth extension of the Silver Swan Shoot.

The discovery is the result of an exploration initiative set up in 1992 when MPI formed a strategic alliance with Outokumpu. The
Exploration Joint Venture is managed by MPI.

The strategic alliance will facilitate a fast-track development of Silver Swan. Outokumpu's technical and marketing capacity and MPI's Australian mine development and operating experience have been brought together to ensure sound development.

Access to the mineralization will be by way of decline. Planning for this decline is underway. The high nickel grade dictates a high recovery selective mining method.

Initial metallurgical testing of drill core has demonstrated that an attractive high grade nickel concentrate with very low magnesia content can be produced. Further testing and discussion with customers is required to develop an optimum product and processing route.

Preliminary studies suggest a production rate of about 10,000 tonnes of nickel contained in concentrate per year would be possible.

A decision on product and scale of operation will be made following completion of the Feasibility Study in the first half of 1996. Detailed mine design, as well as design and construction of a processing facility, will then commence and the facility is planned to be completed in time to commence processing ore in mid-1997.

The capital cost of developing the project is likely to be in the range of A$45-50 million and operating costs are likely to be in the lowest quartile of world production costs.

The Manager of the project will be Black Swan Nickel Mines Pty
Ltd, a wholly owned subsidiary of MPI. The Marketing Agent will be a wholly owned subsidiary of Outokumpu.

In addition to the work on the Silver Swan Shoot, the Joint Venture has drilled twelve diamond holes into a disseminated nickel sulphide zone which is adjacent to but separate from the Silver Swan Shoot (on ML 27/200). Drilling to date indicates that this disseminated sulphide zone extends over a vertical interval of approximately 250 metres; a strike length of at least 100 metres (open to the south) and a horizontal width of approximately 40 metres. Nickel grades over the full horizontal width of the mineralization vary from 0.9 - 1.5% Ni. Exploration and evaluation drilling of this zone is currently in progress.

The Joint Venture has a major land position and will continue its aggressive exploration programme.

The Joint Venture also recently purchased the adjacent ML 27/39 which contains a disseminated nickel sulphide resource discovered in 1970. This resource is known as Black Swan and has previously been assessed by Australian Anglo American at 3,500,000 tons grading 0.85% nickel and 0.04% copper.

Additional Information

1) The Silver Swan Shoot and adjacent medium grade disseminated mineralization are located on Mining Lease
27/200.


2) Fodina Minerals Pty Ltd (a wholly owned subsidiary of MPI) and Outokumpu Exploration Ventures have a right to acquire a 100% beneficial interest in Mining Lease 27/200 by completing a level of project expenditure and completing a Feasibility Study. The first condition has been satisfied and the Feasibility Study is expected to be completed within the next six months. A royalty of 1.75% of Net Smelter Return will be payable by Fodina and Outokumpu to the current Silver Swan tenement holders.



3) Mining Project Investors Pty Ltd was established in 1992 as a private Australian company, owned on a fully diluted basis:

   - by Outokumpu Resources and Exploration Pty Ltd  - 31%
   - by Pittston Mineral Ventures Australia Pty Ltd - 31%
   - by Private Investors and Management - 38%


MPI participates in a 50:50 Base Metals Joint Venture with Outokumpu. The Base Metals Joint Venture is focussed on nickel exploration in Western Australia.
Silver Swan is the Joint Ventures first success.

MPI also participates in a 50:50 Gold Joint Venture with Pittston Mineral Ventures. This Joint Venture owns the Stawell Gold Mine in Victoria and explores for gold in Australia and the USA.

MPI is manager of both the Gold and Base Metals Joint
Ventures.

4) Outokumpu Oy of Finland is a world-wide, diversified multi-metals company, with a total annual turnover of about US$4.0 billion. Outokumpu's main business areas are Base Metals, Stainless Steel, Copper Products and
Technology. Outokumpu Metals & Resources Oy is responsible for the Company's base metals business area.
The Company operates world-wide in exploration, mining, smelting and refining.